Exhibit 99.1

My Size Announces $8.5 Million Registered Direct and PIPE Offerings

Priced At-the-Market Under Nasdaq Rules

Airport City, Israel – October 27, 2021 – My Size, Inc. (“My Size” or the “Company”) (NASDAQ: MYSZ) (TASE: MYSZ), a leading developer and creator of smartphone measurement solutions, today announced that it has entered into definitive purchase agreements with several institutional investors for the issuance and sale of 2,514,800 shares of its common stock at a purchase price of $1.352 per share, in a registered direct offering priced at-the-market under Nasdaq rules. In a concurrent private placement, My Size has also agreed to issue and sell to the investors 3,772,208 shares of its common stock, at the same purchase price as in the registered direct offering. In addition, the Company has agreed to issue to the investors in the offerings unregistered warrants to purchase up to an aggregate of 4,715,256 shares of common stock. The aggregate gross proceeds to the Company of both offerings is expected to be approximately $8.5 million. The offerings are expected to close on or about October 29, 2021, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offerings.

The unregistered warrants will have an exercise price $1.26 per share, be exercisable immediately upon issuance and a term of five years.

My Size currently intends to use the net proceeds from the offerings for general corporate purposes, including working capital.

The shares of common stock offered in the registered direct offering (but excluding the shares of common stock offered in the private placement and the shares of common stock underlying the warrants) are being offered and sold by My Size pursuant to a “shelf” registration statement on Form S-3 (Registration No. 333-251679), including a base prospectus, previously filed with the Securities and Exchange Commission (SEC) on December 23, 2020 and declared effective by the SEC on December 30, 2020. The offering of the shares of common stock to be issued in the registered direct offering are being made only by means of a prospectus supplement that forms a part of the registration statement. A final prospectus supplement and an accompanying base prospectus relating to the registered direct offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Electronic copies of the prospectus supplement and accompanying base prospectus may also be obtained from H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by phone at (212) 856-5711 or e-mail at placements@hcwco.com.

The unregistered shares and unregistered warrants described above were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), and Regulation D promulgated thereunder and, along with the shares of common stock underlying the warrants, have not been registered under the Act, or applicable state securities laws. Accordingly, the shares, the warrants and underlying shares of common stock may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Act and such applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About My Size, Inc.

My Size, Inc. (TASE: MYSZ, NASDAQ: MYSZ) has developed a unique measurement technology based on sophisticated algorithms and cutting-edge technology with broad applications, including the apparel, e-commerce, DIY, shipping, and parcel delivery industries. This proprietary measurement technology is driven by several algorithms that are able to calculate and record measurements in a variety of novel ways. To learn more about My Size, please visit our website: www.mysizeid.com. We routinely post information that may be important to investors in the Investor Relations section of our website. Follow us on Facebook, LinkedIn, Instagram, and Twitter.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to market and other conditions, the completion of the offerings, the satisfaction of customary closing conditions related to the offerings and the intended use of net proceeds from the offerings. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements. All forward-looking statements speak only as of the date of this press release. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved. Forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from historical experience and present expectations or projections. Actual results to differ materially from those in the forward-looking statements and the trading price for our common stock may fluctuate significantly. Forward-looking statements also are affected by the risk factors described in the Company’s filings with the U.S. Securities and Exchange Commission. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Contacts

Or Kles, CFO

ir@mysizeid.com

Charlotte Kiaie, MKA

ckiaie@mkacomms.com